EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of TPCO Holding Corp. on Form S-8 (FILE No. 333- 260978)  of our report dated April 3, 2023, with respect to our audit of the consolidated financial statements of TPCO Holding Corp. as of December 31, 2022 and for the year ended December 31, 2022, which report is included in this Annual Report on Form 10-K of TPCO Holding Corp. for the year ended December 31, 2022.

/s/ Marcum LLP

Marcum LLP

New York, NY

April 3, 2023